Exhibit 15(ii)

                                                     EXHIBIT A

                                         Class of Shares         12b-1 Fee
                                         ---------------         ---------



Mentor Growth Portfolio                  B                       0.75%
Mentor Capital Growth Portfolio          B                       0.75%
Mentor Strategy Portfolio                B                       0.75%
Mentor Income and Growth Portfolio       B                       0.75%
Mentor Perpetual Global Portfolio        B                       0.75%
Mentor Quality Income Portfolio          B                       0.50%
Mentor Municipal Income Portfolio        B                       0.50%
Mentor Short-Duration Income Portfolio   B                       0.30%
Mentor Balanced Portfolio                B                       0.75%
Mentor Growth Opportunities Portfolio    B                       0.75%
Mentor Income Portfolio                  B                       0.50%
Mentor Asset Allocation Portfolio        B                       0.75%